UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 5, 2012

National Beverage Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-14170	59-2605822
(Commission File Number)	(IRS Employer Identification No.)

8100 SW Tenth Street, Suite 4000 Fort Lauderdale, Florida	33324
(Address of Principal Executive Offices)	(Zip Code)

(954) 581-0922
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Item 5.02	Submission of Matters to a Vote of Security Holders and Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2012, National Beverage Corp. held its Annual Meeting of Shareholders. The following matter was voted upon at the meeting and received the following votes:

(1) Election of two Class I Directors for a term of three years:

1.	Joseph G. Caporella – 38,316,965 votes FOR; 5,008,912 votes WITHHELD.
2.	Samuel C. Hathorn, Jr. – 43,153,194 votes FOR; 172,683 votes WITHHELD.

Certain institutions have adopted corporate governance guidelines that require them to withhold votes for directors who also serve as Executive Officers. The Company believes that a substantial portion of the above withheld votes are the result of mechanically applying these policies.

Also on October 5, 2012, National Beverage Corp. received notice from Joseph P. Klock, Jr. that he was resigning from the Company's Board of Directors. Mr. Klock's letter indicated that he was resigning due to time constraints imposed by his expanding workload as a practicing attorney and his significant involvement with pro bono work on behalf of under-privileged juveniles.

As a result of Mr. Klock's resignation, the Company's Board reduced the size of the Board from six to five directors.

There were no broker non-votes with respect to the vote of security holders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

National Beverage Corp. (Registrant)

Date:	October 10, 2012	/s/ George R. Bracken
George R. Bracken
Executive Vice President - Finance